UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 5, 2001
                                                         ----------------




                               RTIN HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
                 (State of Other Jurisdiction of Incorporation)

                 001-13559                                75-2337102
          (Commission File Number)             (IRS Employer Identification No.)

              2101 E. Loop 281
              Longview, Texas                                 75605
  (Address of Principal Executive Offices)                 (Zip Code)

                                 (903) 295-6800
              (Registrant's Telephone Number, Including Area Code)

                      RESTAURANT TEAMS INTERNATIONAL, INC.
          (Former Name or Former Address, if Changed since Last Report)






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Item 2.  Acquisition or Disposition of Assets.

         On December 5, 2001, the Company signed a Stock Purchase Agreement (the "Agreement") with MedEx Systems, Inc., Pegasus Pharmacy, Inc., Laurence Solow and Ann E. Rau, under which the Company will acquire, on or before December 21, 2001, all of the issued and outstanding shares of capital stock of MedEx Systems, Inc. and Pegasus Pharmacy, Inc. in exchange for 3,521,127 shares (after giving effect to a 50 to one reverse stock split) of the common stock, $.01 par value, of the Company. Pursuant to the terms of the Agreement Mr. Solow continued as the President of MedEx Systems, Inc. and Ms. Rau became a director of the Company and continued as the President of Pegasus Pharmacy, Inc. MedEx Systems, Inc. and Pegasus Pharmacy, Inc. are engaged in the business of providing hardware and software solutions for writing, transmitting and fulfilling prescriptions for pain management medications. The Company intends to continue the development of this business.

Item 5.  Other Events.

         On December 7, 2001, the Company's shareholders approved a 50 to one reverse stock split, recapitalization of the Company with 25,000,000 shares of common stock, $.01 par value, and the change of the Company's name to RTIN Holdings, Inc.

Item 7.  Exhibits.

         (a)      Financial statements of businesses acquired.

         To be filed by amendment within 60 days after the date of this Report on Form 8-K.

         (b)      Pro forma financial information.

         To be filed by amendment within 60 days after the date of this Report on Form 8-K.

         (c)      Exhibits.

2.1 Stock Purchase Agreement by and among Restaurant Teams International, Inc., MedEx Systems, Inc., Pegasus Pharmacy, Inc., Laurence Solow and Ann E. Rau, dated as of December 6, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                              RTIN HOLDINGS, INC.


Date:                                         By:  /s/ Curtis A. Swanson
            ----------------------                ------------------------------
                                                  Curtis A. Swanson, President



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EXHIBIT INDEX

2.1 Stock Purchase Agreement by and among Restaurant Teams International, Inc., MedEx Systems, Inc., Pegasus Pharmacy, Inc., Laurence Solow and Ann E. Rau, dated as of December 6, 2001.